UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: June 25, 2024

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 25, 2024, Oragenics, Inc. (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with Dawson James Securities Inc. (“Dawson James” or the “Placement Agent”) pursuant to which the Company engaged Dawson James as the placement agent for a registered public offering by the Company (the “Offering”) of an aggregate of 1,100,000 shares of the Company’s common stock, par value $0.001 (“Common Stock”). The offering price per share of Common Stock is $1.00.

The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.00% of the gross proceeds from the sale of the Securities in this Offering. The Company also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable fees of legal counsel, not to exceed $75,000. In addition, the Company agreed to issue to the Placement Agent warrants to purchase up to five percent 5% of the aggregate number of securities sold in the Offering (the “Placement Agent Warrants”) with an exercise price 125% of the offering price of the Common Stock in the Offering and exercisable for five years from the date of closing of this Offering and are initially exercisable six months from the closing of the Offering.

The Offering resulted in gross proceeds to the Company of approximately are approximately $1.1 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the continued development of our ONP-002 product candidate and for general corporate purposes and working capital.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Offering was made pursuant to a registration statement on Form S-3 (File No. 333-269225), which was declared effective by the Securities and Exchange Commission on January 25, 2023.

The Placement Agency Agreement and form of Placement Agent Warrant are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, and Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

ITEM 8.01 OTHER EVENTS.

On June 24, 2024, the Company issued a press release announcing the launch of the Offering. On June 25, 2024, the Company issued a press release announcing the pricing of the Offering. On June 26, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement dated June 25, 2024 between Oragenics, Inc. and Dawson James Securities, Inc.

4.1	Form of Placement Agent Warrant.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP.

99.1	Launch Press Release Dated June 24, 2024.

99.2	Pricing Press Release Dated, June 25, 2024.

99.3	Closing Press Release Dated June 26, 2024.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 26th day of June, 2024.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Financial Officer